Exhibit 99.1

Media Contact: Pat Wilkison Vice President, Marketing and Business Development (949) 260-8364 pwilkison@stec-inc.com	Investors and Financial Media Contact: Mitch Gellman Director of Investor Relations (949) 260-8328 ir@stec-inc.com

SimpleTech Completes Corporate Name Change to STEC

Santa Ana, CA – March 7, 2007 – SimpleTech, Inc. (Nasdaq:STEC) announced it has legally changed its corporate name to “STEC, Inc.” effective today. The ticker symbol for the Company’s common stock will remain the same. The name change resulted from the February 9, 2007 sale of assets of the Company’s Consumer Division, which included the brand name “SimpleTech.” As part of the name change, STEC has released a new company logo and launched a new company website at www.stec-inc.com.

Holders of stock certificates bearing the name “SimpleTech, Inc.,” may continue to hold them and will not be required to exchange them for new certificates or take any other action. The CUSIP number for the Company’s common stock will change to 784774 101.

About STEC, Inc. (Nasdaq:STEC)

STEC, Inc., designs, develops, manufactures and markets custom memory solutions based on Flash memory and DRAM technologies. For information about STEC and to subscribe to the company’s “Email Alert” service, please visit our web site at www.stec-inc.com, click “Investors” and then “Email Alert.”